                                                                     EXHIBIT 1.4

[BEAR STEARNS LOGO OMITTED]                             BEAR, STEARNS & CO. INC.
                                                              383 Madison Avenue
                                                              New York, NY 10179
                                                              Tel (212) 272-2000
                                                             www.bearstearns.com

              VARIABLE EQUITY FORWARD ISSUANCE TRANSACTION

Date:          December 15, 2005

To:            Scottish Re Group Limited
               Crown House, Third Floor
               4 Par-la-Ville Road
               Hamilton, Bermuda HM 08

              Attention:        Dean E. Miller
              Facsimile:        (441) 295-7576
              Telephone:        (441) 298-4395

              From:    Bear Stearns Derivatives Documentation

              Facsimile:        (212) 272-9857
              Telephone:        (212) 272-2711

Ref. Number:  NY42772

--------------------------------------------------------------------------------

Dear Sir or Madam:

The purpose of this communication (this "CONFIRMATION") is to confirm the terms and conditions of the transaction (the "TRANSACTION") entered into between Bear,
Stearns International Limited ("PARTY A") and Scottish Re Group Limited ("PARTY
B") on the Trade Date specified below. This Confirmation constitutes a
"Confirmation" as referred to in the Agreement specified below. This
Confirmation is sent on behalf of both Bear, Stearns & Co. Inc. and Bear,
Stearns International Limited.

This Confirmation evidences a complete and binding agreement between Party A and
Party B as to the terms of the Transaction to which this Confirmation relates.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross
Border) (the "AGREEMENT") as if we had executed an agreement in such form (but without any Schedule) on the Trade Date of this Transaction. In the event of any inconsistency between the provisions of that Agreement, and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives
Definitions (the "EQUITY DEFINITIONS") and the 2000 ISDA Definitions (the "SWAP
DEFINITIONS", and together with the Equity Definitions, the "DEFINITIONS"), in each case as published by the International Swaps and Derivatives Association,
Inc. ("ISDA"), are incorporated into this Confirmation. References herein to
"Transaction" shall be deemed references to "Swap Transaction" for purposes of the Swap Definitions. In the event of any inconsistency between the Equity
Definitions and the Swap Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this
Confirmation, this Confirmation will govern.

Party A and Party B each represents that entering into the Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of

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any agreement to which it is a party. Party A and Party B each represents that
(a) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party provides it with market information or its views; (b) it understands the risks of the Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (c) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives. Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors' rights generally and to equitable principles of general application.

The terms of the Transaction to which this Confirmation relates are as follows:

    Agent:                   Counterparty acknowledges that Bear, Stearns & Co.
                             Inc. ("BS&C") has acted as agent for Counterparty
                             solely for the purposes of arranging this
                             Transaction with its Affiliate, Bear Stearns and
                             has acted as agent for Bear Stearns (without
                             accepting any liability for Bear Stearns's
                             performance or non-performance of Bear Stearns's
                             obligations under the Transaction) in connection
                             with the execution of this Confirmation on Bear
                             Stearns's behalf. This Confirmation is being
                             provided by BS&C in such capacity. Upon your
                             written request, BS&C will furnish you with the
                             time at which this Transaction was entered into.
                             Bear Stearns is not a member of the Securities
                             Investor Protection Corporation.

    Trade Date:              December 15, 2005

    Effective Date:          December 21, 2005

    Buyer:                   Party A

    Seller:                  Party B

    Shares:                  Ordinary shares of Scottish Re Group Limited (the
                             "ISSUER") Ticker Symbol: ("SCT")

    Number of Shares:        1,644,737 (such Number of Shares, absent
                             adjustments made pursuant to "Share Adjustments"
                             and "Extraordinary Events" hereunder, being the
                             maximum number of Shares deliverable under this
                             Transaction); provided that if Party A determines
                             at any time that it (or its affiliates) will be
                             unable to complete the public sale of Shares
                             pursuant to "Registration" below in compliance with
                             all applicable securities laws and regulations in
                             an amount equal to the Number of Shares for any
                             reason whatsoever (including, without limitation,
                             the unavailability of an effective Registration
                             Statement (as defined below) or legally sufficient
                             Prospectus (as

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                             defined below) required for such sales), Party A
                             shall have the right to reduce the Number of Shares
                             (and correspondingly the Forward Price) to an
                             amount elected by it in its sole discretion that is
                             no more than the number of Shares that Party A has
                             publicly sold prior to such time under the
                             Registration Statement, and the Calculation Agent
                             shall make adjustments to this Transaction to
                             account for such lesser Number of Shares so
                             selected by Party A. If Party A makes an adjustment
                             pursuant to this provision, Party A shall pay to
                             Party B within 5 Currency Business Days an amount
                             equal to a) the product of (i) the Gross Spread
                             multiplied by (ii) the difference between (A) one
                             minus (B) the quotient of (x) the Number of Shares
                             after making such an adjustment divided by (y) the
                             Number of Shares prior to making such an adjustment
                             plus (b) the product of (i) the Premium multiplied
                             by (ii) the difference between (A) one minus (B)
                             the quotient of (x) the Number of Shares after
                             making such an adjustment divided by (y) the Number
                             of Shares prior to making such an adjustment minus
                             (c) the amount of any loss incurred by Party A due
                             to the inability to hedge or in unwinding or
                             re-establishing hedges to this Transaction as a
                             result of the adjustment in Number of Shares,
                             including benefit of the bargain.

    Forward Price:           USD 37,500,000

    Fees:                    On the third Currency Business Day following the
                             Trade Date, Party B shall pay to Party A an amount
                             equal to the sum of (i) the Premium and (ii) the
                             Gross Spread by wire transfer of immediately
                             available funds to an account specified by Party A

    Premium:                 USD 1,578,947.52 (USD 0.96 per Share)

    Gross Spread:            4.75% multiplied by the Number of Shares multiplied
                             by USD 24.00

    Prepayment:              Inapplicable

    Variable Obligation:     Applicable

    Forward Floor Price:     USD 22.80

    Forward Cap Price:       USD 28.80

    Exchange:                New York Stock Exchange

    Related Exchange:        All Exchanges

  EARLY PAYMENTS:

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      Draw Down Notional Amount:  An amount specified by Party B to Party A upon five Scheduled Trading Days' notice prior to
                                  the Draw Down Payment Date; provided that the
                                  aggregate amount of all Draw Down Notional
                                  Amounts (the "AGGREGATE DRAW DOWN NOTIONAL
                                  AMOUNT") specified by Party B from time to
                                  time shall not exceed 75% of the Forward
                                  Price.

                                  Each Draw Down Notional Amount will be at
                                  least USD 10,000,000, unless the amount
                                  permitted to be drawn in accordance with the
                                  preceding paragraph is less than USD
                                  10,000,000, in which case such lesser amount
                                  may be drawn.

      Draw Down Amount:           With respect to a Draw Down Notional Amount,
                                  the amount calculated by the Calculation Agent
                                  as of the Draw Down Payment Date equal to the
                                  quotient of (i) the Draw Down Notional Amount
                                  divided by (ii) (1 + Discount Rate) Days/360

                                  Where,

                                 "DISCOUNT RATE" is the sum of (i) the zero
                                  coupon rate derived by the Calculation Agent
                                  from the swaps curve shown on Bloomberg Page
                                  USSW as of 11:00 a.m. London time. The rate
                                  will be determined (using linear interpolation
                                  as needed) for a tenor equal to Days. The rate
                                  will be expressed as a simple, non-compounded
                                  interest rate on an Actual/360 day-count
                                  basis. If that Bloomberg page is no longer
                                  published, is unavailable or reflects
                                  information which the Calculation Agent
                                  believes erroneous, then the Calculation Agent
                                  may select a different third party source of
                                  like curves and (ii) 30 basis points.

                                  "DAYS" means the number of days from and
                                  including the Draw Down Payment Date to but
                                  excluding the Scheduled Maturity Date.

      Draw Down Payment Date:     The date specified by Party B as the payment
                                  date for the related Draw Down Amount;
                                  provided that no Draw Down Payment Date shall
                                  occur (i) prior to Party B receiving notice
                                  from Party A that Party A has completed the
                                  public sale of the Number of Shares pursuant
                                  to "Registration" below in compliance with all
                                  applicable securities laws and regulations and
                                  (ii) after the first Valuation Date.

      Early Payment:              On each Draw Down Payment Date, Party A shall
                                  pay to Party B the Draw Down Amount by wire
                                  transfer of immediately available funds to an
                                  account specified by Party B.

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  VALUATION:
      Settlement Calculations:    For purposes of determining the Forward Cash
                                  Settlement Amount and the Number of Shares to
                                  be Delivered, the Transaction shall be split
                                  into 30 components of equal size (each, a
                                  "COMPONENT"), with the Number of Shares
                                  allocated equally among them. Each Component
                                  will have its own Valuation Date, with the
                                  Number of Shares to be Delivered for such
                                  Component being determined as if it were a
                                  separate Transaction; provided that the
                                  Settlement Date in respect of all Components
                                  shall be the Settlement Date determined as set
                                  forth in Section 9.4 of the Equity Definitions
                                  for the Valuation Date of the final Component
                                  hereunder; provided further that if Party B
                                  elects Cash Settlement or Net Share Settlement
                                  pursuant to "Settlement Method Election"
                                  below, Party A may increase the number of
                                  Components and the corresponding number of
                                  Valuation Dates if in its sole good faith
                                  discretion Party A deems such increase prudent
                                  in light of the federal securities laws;
                                  provided further that, the Calculation Agent
                                  may increase the number of Components and the
                                  corresponding number of Valuation Dates (and,
                                  if such increase occurs following the first
                                  Valuation Date, make the appropriate
                                  corresponding adjustment to the Number of
                                  Shares to be Delivered), such number of
                                  Components and Valuation Dates not to exceed
                                  60, if in the sole good faith discretion of
                                  the Calculation Agent market conditions
                                  necessitate such an increase.

      Valuation Time:             The close of trading on the Exchange, without
                                  regard to extended trading hours.

      Valuation Date:             For each Component, as set forth in Annex A
                                  hereto, with all Valuation Dates for all
                                  Components to be the 30 consecutive Scheduled
                                  Trading Days beginning on, and including, the
                                  twenty-ninth Scheduled Trading Day immediately
                                  preceding the Scheduled Maturity Date, subject
                                  to any adjustment pursuant to "Settlement
                                  Calculations"; provided that if any such date
                                  is a Disrupted Day, the Valuation Date for the
                                  relevant Component shall be the first
                                  succeeding Scheduled Trading Day that is not a
                                  Disrupted Day and which is not, or is not
                                  deemed to be, a Valuation Date in respect of
                                  any other Component under this Transaction;
                                  provided further that if the Valuation Date
                                  for the relevant Component has not occurred

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                                  pursuant to the preceding proviso as of the
                                  eighth Scheduled Trading Day following the
                                  scheduled Valuation Date for the final
                                  Component, that eighth Scheduled Trading Day
                                  shall be the Valuation Date (irrespective of
                                  whether such day is a Valuation Date in
                                  respect of any other Component under this
                                  Transaction) and the Settlement Price shall be
                                  the price determined by the Calculation Agent.

      Market Disruption Event:    For purposes of this Transaction (including
                                  the provisions relating to Forward Price),
                                  Section 6.3(a)(ii) of the 2002 Definitions is
                                  replaced by the following:

                                  "(ii) an Exchange Disruption, which in either
                                  case the Calculation Agent determines is
                                  material, occurs at any time during regular
                                  trading hours on the Exchange on the relevant
                                  Scheduled Trading Day, or"

      Scheduled Maturity Date:    December 29, 2006

  SETTLEMENT TERMS:
      Settlement Currency:        USD

      Settlement Price:           The volume-weighted average price calculated
                                  based on the prices of the Shares traded on
                                  the Exchange on the relevant Valuation Date.

      Settlement Method Election: Applicable; provided that Party B shall also be entitled to elect Net Share Settlement (as
                                  defined below); provided further that if Party
                                  B elects Cash Settlement or Net Share
                                  Settlement with respect to this Transaction,
                                  Party B shall, on the Settlement Method
                                  Election Date, deemed to have made the
                                  representation contained in the last sentence
                                  of paragraph (i) of "Additional
                                  Representations, Warranties and Agreements of
                                  Party B" below to Party A. For the avoidance
                                  of doubt, the parties hereto agree that the
                                  election that Party B makes pursuant to this
                                  paragraph shall apply to all Components.

      Electing Party:             Party B

      Settlement Method
        Election Date:            The 75th Scheduled Trading Day prior to the
                                  Scheduled Maturity Date

      Default Settlement Method:  Physical Settlement

   PHYSICAL SETTLEMENT TERMS:
      Physical Settlement:        Applicable; provided that, notwithstanding
                                  Section 9.2(a)(ii) of the Equity Definitions,
                                  on the Settlement Date, Party A will pay to
                                  Party B an amount equal to the difference
                                  between (i) the Forward Price minus

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                                  (ii) the Aggregate Draw Down Notional Amount,
                                  and Party B will deliver to Party A the Number
                                  of Shares to be Delivered and will pay to
                                  Party A the Fractional Share Amount, if any,
                                  in respect of all Valuation Dates for all
                                  Components hereunder.

      Number of Shares to be
        Delivered:                Notwithstanding Section 9.5 of the Equity
                                  Definitions, the Number of Shares to be
                                  Delivered in respect of each Component shall
                                  be:

                                  (i)   if the Settlement Price is less than or
                                        equal to the Forward Floor Price, the
                                        Number of Shares for such Component;

                                  (ii)  if the Settlement Price is greater than
                                        the Forward Floor Price but less than or
                                        equal to the Forward Cap Price, a number
                                        of Shares equal to the Forward Price
                                        divided by the Settlement Price divided
                                        by the number of Components; and

                                  (iii) if the Settlement Price is greater than
                                        the Forward Cap Price, a number of
                                        Shares equal to the product of (A) 1
                                        minus the quotient of (1) the difference
                                        between (x) Forward Cap Price minus (y)
                                        the Forward Floor Price divided by (2)
                                        the Settlement Price, multiplied by (B)
                                        the Number of Shares for such Component.

      Failure to Deliver:         Inapplicable.

   CASH SETTLEMENT TERMS:
      Cash Settlement:            Applicable, provided that Party B properly
                                  elects cash settlement in accordance with the
                                  conditions set forth in the "Settlement Method
                                  Election" provision above.

                                  (i)   If the Cash Settlement Amount is a
                                        positive number, Party B shall pay to
                                        Party A the Cash Settlement Amount on
                                        the Cash Settlement Payment Date.

                                  (ii)  If the Cash Settlement Amount is a
                                        negative number, Party A shall pay to
                                        Party B the absolute value of the Cash
                                        Settlement Amount on the Cash Settlement
                                        Payment Date.

      Cash Settlement Amount:     An amount, as calculated by the Calculation
                                  Agent, equal to the sum of (i) the Forward
                                  Cash Settlement Amount plus (ii) the Aggregate
                                  Draw Down Notional Amount.

      Cash Settlement Payment
         Date                     Three (3) Currency Business Days following the
                                  final Valuation Date.

   NET SHARE SETTLEMENT TERMS:

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      Net Share Settlement:       Applicable; provided that Party B properly
                                  elects net share settlement in accordance with
                                  the conditions set forth in the "Settlement
                                  Method Election" provision above.

                                  (i) If the Cash Settlement Amount is a
                                  positive number, Party B shall deliver to
                                  Party A a number of Shares equal to the
                                  quotient of (A) the Cash Settlement Amount
                                  divided by (B) the Settlement Price on the
                                  Valuation Date.

                                  (ii) If the Cash Settlement Amount is
                                  negative, Party A shall deliver to Party B a
                                  number of Shares equal to the quotient of (A)
                                  the absolute value of the Cash Settlement
                                  Amount divided by (B) the Settlement Price on
                                  the Valuation Date.

                                  No fractional Shares shall be delivered in
                                  connection with Net Share Settlement, and the
                                  value of any fractional Share otherwise
                                  deliverable shall be paid in cash on the
                                  relevant Net Share Settlement Date (such value
                                  to be determined by multiplying such
                                  fractional Share by the Settlement Price on
                                  the relevant Valuation Date).

                                  If the Transaction is to be Net Share Settled,
                                  the provisions of Sections 9.8, 9.9, 9.10,
                                  9.11 and 9.12 of the Equity Definitions will
                                  be applicable, except that all references in
                                  such provisions to "Physically Settled" shall
                                  be read as references to "Net Share Settled".
                                  "Net Share Settled" in relation to a
                                  Transaction means that Net Share Settled is
                                  applicable to the Transaction.

  SHARE ADJUSTMENTS:
      Method of Adjustment:       Calculation Agent Adjustment; provided,
                                  however, that adjustments may be made to
                                  account for changes in volatility, expected
                                  dividends, stock loan rate and liquidity
                                  relative to the relevant Share but only in
                                  respect of Potential Adjustment Events of the
                                  types described in Sections 11.2(e)(ii)(B) and
                                  11.2(e)(ii)(C) or Section 11.2(e)(vi) of the
                                  2002 Definitions, any Announcement Event, and
                                  events of the types described in Sections and
                                  11.2(e)(vii) to the extent analogous to the
                                  foregoing.

                                  "Announcement Event" shall mean the occurrence
                                  of the Announcement Date of a Merger Event or
                                  Tender Event and will constitute a Potential
                                  Adjustment Event, if the Merger Date or
                                  Closing Date does not occur on or prior to the
                                  final Valuation Date.

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   EXTRAORDINARY EVENTS:

   CONSEQUENCES OF MERGER EVENTS:
               Share-for-Share:       Modified Calculation Agent Adjustment

               Share-for-Other:       Cancellation and Payment

                                      (Calculation Agent Determination)

               Share-for-Combined:    Modified Calculation Agent Adjustment

   TENDER OFFER:                      Applicable

   CONSEQUENCES OF TENDER OFFERS:
               Share-for-Share:       Modified Calculation Agent Adjustment

               Share-for-Other:       Modified Calculation Agent Adjustment

               Share-for-Combined:    Modified Calculation Agent Adjustment

               New Shares:            The definition of "New Shares" in Section
                                      12.1 of the Equity Definitions shall be
                                      amended by deleting subsection (i) in its
                                      entirety and replacing it with the
                                      following: "(i) the shares are re-listed,
                                      re-traded or re-quoted on any exchange or
                                      quotation system which qualifies as an
                                      Exchange under Section 1.25(b) of the
                                      Definitions and".

               Tender Offers:         The definition of "Tender Offer" in
                                      Section 12.1 of the Equity Definitions
                                      will be amended by replacing the phrase
                                      "outstanding voting shares of the Issuer"
                                      in the fourth line thereof with
                                      "outstanding Shares of the Issuer".

               Modified Calculation
                 Agent Adjustment:    For greater certainty, the definition of
                                      "Modified Calculation Adjustment" in
                                      Sections 12.2 and 12.3 of the Equity
                                      Definitions shall be amended by adding the
                                      following italicized language after the
                                      stipulated parenthetical provision:
                                      "(including adjustments to account for
                                      changes in volatility, expected dividends,
                                      stock loan rate or liquidity relevant to
                                      the Shares or to the Transaction) from the
                                      Announcement Date to the Merger Date
                                      (Section 12.2) or Tender Offer Date
                                      (Section 12.3),"

   Composition of Combined
     Consideration:                   Not Applicable

   Nationalization or Delisting:      Applicable

   Delisting:                         Notwithstanding Section 12.6(a)(iii) of
                                      the 2002 Definitions, it will constitute a
                                      Delisting if the shares are re-listed,
                                      re-traded or re-quoted on any exchange or
                                      quotation system which does not qualify as
                                      an

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                                      Exchange under Section 1.25(b) of the
                                      Definitions.

   ADDITIONAL DISRUPTION EVENTS:
      Change in Law:                  Applicable

      Insolvency,  Insolvency
        Filing and Other              Notwithstanding anything to the
        Bankruptcy Events:            contrary  in  the  Equity Definitions,
                                      upon an Insolvency, Insolvency Filing or
                                      any event set forth under Section
                                      5(a)(vii) of the Agreement, this
                                      Confirmation and all obligations and
                                      rights of Party A and Party B hereunder,
                                      including the rights and obligations of
                                      Party A to pay the Forward Price and Party
                                      B to deliver Shares, shall immediately and
                                      automatically terminate, without the
                                      necessity of any notice, payment or action
                                      by any party.

                                      The definition of "Insolvency Filing" in
                                      Section 12.9 of the Equity Definitions
                                      shall be amended by deleting the clause
                                      "provided that such proceedings instituted
                                      or petitions presented by creditors and
                                      not consented to by the Issuer shall not
                                      be deemed an Insolvency Filing" at the end
                                      of such definition and replacing it with
                                      the following: "; or it has instituted
                                      against it a proceeding seeking a judgment
                                      of insolvency or bankruptcy or any other
                                      relief under any bankruptcy or insolvency
                                      law or other similar law affecting
                                      creditors' rights, or a petition is
                                      presented for its winding-up or
                                      liquidation by a creditor and such
                                      proceeding is not dismissed, discharged,
                                      stayed or restrained in each case within
                                      fifteen (15) days of the institution or
                                      presentation thereof."

         Hedging Disruption:          Applicable

         Increased Cost of Hedging:   Applicable

         Loss of Stock Borrow:        Applicable

                                      Section 12.9(a)(vii) and Section
                                      12.9(b)(iv) of the Equity Definitions are
                                      amended by deleting all references to "a
                                      rate equal to or less than the Maximum
                                      Stock Loan Rate" and replacing them with
                                      "a Stock Collateral Rate that is equal to
                                      or greater than the Minimum Stock Loan
                                      Rate." For greater certainty, the Stock
                                      Collateral Rate will be deemed to be
                                      greater than the Minimum Stock Loan Rate
                                      if the spread below the applicable
                                      floating rate decreases.

                                      "STOCK COLLATERAL RATE" means the rate of
                                      return on collateral posted in connection
                                      with any Shares borrowed in connection
                                      with a Transaction, net of any costs or
                                      fees (including, for greater certainty,
                                      any lender's borrow fees).

                                       10

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     Minimum Stock Loan Rate:         Fed Funds - 2.0%

     Increased Cost of Stock Borrow:  Applicable

                                      Section 12.9(a)(viii) of the Equity
                                      Definitions shall be deleted in its
                                      entirety and replaced with the following:

                                      "Increased Cost of Stock Borrow" means
                                      that the Hedging Party would earn a Stock
                                      Collateral Rate that is less than the
                                      Initial Stock Loan Rate. For greater
                                      certainty, the Stock Collateral Rate will
                                      be deemed to be less than the Initial
                                      Stock Loan Rate if the spread below the
                                      applicable floating rate increases.

                                      Section 12.9 (b)(v) of the Equity
                                      Definitions is amended by deleting all
                                      references to "a rate equal to or less
                                      than the Initial Stock Loan Rate" and
                                      replacing them with "a Stock Collateral
                                      Rate that is equal to or greater than the
                                      Initial Stock Loan Rate".

     Initial Stock Loan Rate:         USD-Federal Funds Rate minus 20 basis
                                      points, as adjusted by the Calculation
                                      Agent to reflect any subsequent Price
                                      Adjustment due to an Increased Cost of
                                      Stock Borrow.

 Hedging Party:                       Party A

 Determining Party:                   Party A

 Agreements and Acknowledgments
   Regarding Hedging Activities:      Applicable

 Additional Event of Default:         In addition to the Events of Default set
                                      forth in the Agreement, it shall be an
                                      Event of Default with respect to which
                                      Party B is the Defaulting Party if (i) any
                                      representation made at the time the
                                      Underwriting Agreement is entered into or
                                      repeated on the Closing Date (as defined
                                      in the Underwriting Agreement) by Party B
                                      in the Underwriting Agreement (or any
                                      certificate delivered thereunder) proves
                                      to have been incorrect or misleading in
                                      any material respect when made or repeated
                                      or (ii) any representation contained in
                                      Sections 1(I) (b), (q) or (y) of the
                                      Underwriting Agreement deemed to be made
                                      on any day proves to have been incorrect
                                      or misleading in any material respect when
                                      deemed to have been made unless Party B
                                      shall have given notice to Party A that
                                      such representation is not to be deemed to
                                      be made on such day.

   MISCELLANEOUS:

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       Additional Provisions:         (a) Party B represents and warrants that
                                      it has received and read and understands
                                      the Notice of Regulatory Treatment and the
                                      OTC Option Risk Disclosure Statement.

                                      (b) The Agent will furnish Party B upon
                                      written request a statement as to the
                                      source and amount of any remuneration
                                      received or to be received by the Agent in
                                      connection with the Transaction evidenced
                                      hereby.

                                      (c) Notwithstanding any provision of the
                                      Agreement, or any other agreement between
                                      the parties to the contrary, the
                                      obligations of Party B hereunder are not
                                      secured by any collateral. Party A may set
                                      off its obligations under this
                                      Confirmation against any other contract or
                                      agreement with Party B relating to Shares
                                      entered into on the same Trade Date,
                                      whether such contract or agreement settles
                                      in Shares, cash or any other property or
                                      securities.

                                      (d) Immediately upon the Registration
                                      Statement and the Prospectus first
                                      becoming available following the Issuer's
                                      first earnings announcement date in 2006
                                      (the "EARNINGS ANNOUNCEMENT"), if the
                                      price of the Shares is less than the price
                                      of the Shares on Trade Date, Party A may
                                      elect to reduce the Number of Shares (and
                                      correspondingly the Forward Price by an
                                      amount that Party A reasonably deems
                                      necessary to reflect increases in its
                                      "hedge ratio" against this Transaction.
                                      For the avoidance of doubt, the parties
                                      hereto agree that (i) Party A shall be
                                      entitled to make an election pursuant to
                                      this paragraph only once, (ii) in making
                                      such adjustments, Party A shall act
                                      reasonably to preserve the value of the
                                      initial transaction to Party A. If Party A
                                      makes an adjustment pursuant to this
                                      provision, Party A shall pay to Party B
                                      within 5 Currency Business Days an amount
                                      equal to a) the product of (i) the Gross
                                      Spread multiplied by (ii) the difference
                                      between (A) one minus (B) the quotient of
                                      (x) the Number of Shares after making such
                                      an adjustment divided by (y) the Number of
                                      Shares prior to making such an adjustment
                                      plus (b) the product of (i) the Premium
                                      multiplied by (ii) the difference between
                                      (A) one minus (B) the quotient of (x) the
                                      Number of Shares after making such an
                                      adjustment divided by (y) the Number of
                                      Shares prior to making such an adjustment
                                      minus (c) the amount of any loss incurred
                                      by Party A due to the inability to hedge
                                      or in unwinding or re-establishing hedges
                                      to this Transaction as a result of the
                                      adjustment in Number of Shares, including
                                      benefit of the bargain.

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                                      (e) For the avoidance of doubt, both
                                      parties hereto acknowledge and agree that
                                      any Shares issued by Party B hereunder
                                      shall be issued at a price not less than
                                      their par value and any Shares delivered
                                      by Party A to Party B pursuant to Net
                                      Share Settlement hereunder shall be
                                      redeemed or repurchased by Party B in
                                      accordance with the provisions, terms and
                                      conditions of the Companies Law (2004
                                      Revision) of the Cayman Islands and Party
                                      B's articles of association.

       Conditions to Effectiveness:   The obligations of Party A hereunder shall
                                      be subject to the conditions precedent
                                      that (i) the representations and
                                      warranties of Party B contained in the
                                      Underwriting Agreement, dated the date
                                      hereof, among Party A, Party B, Bear,
                                      Stearns & Co. Inc., Lehman Brothers Inc.
                                      and the other underwriters named therein
                                      (the "UNDERWRITING AGREEMENT") and any
                                      certificate delivered pursuant thereto by
                                      Party B be true and correct on the
                                      Effective Date as if made on the Effective
                                      Date, (ii) Party B have performed all of
                                      the obligations required to be performed
                                      by it under the Underwriting Agreement on
                                      or prior to the Effective Date and (iii)
                                      the conditions set forth in Section 6 of
                                      the Underwriting Agreement shall have been
                                      satisfied or waived by the representatives
                                      of the underwriters thereunder.

       Additional Termination Events: Each of the following shall constitute an
                                      "ADDITIONAL TERMINATION EVENT" and Party B
                                      shall be the sole Affected Party pursuant
                                      to such Additional Termination Event:

                                      (a) Party B declares, on any day following
                                      the Trade Date, a distribution, issue or
                                      dividend to existing holders of the Shares
                                      of (i) an extraordinary cash dividend,
                                      (ii) a regular quarterly dividend in an
                                      amount greater than USD 0.05 per Share per
                                      quarter (such quarterly dividends,
                                      adjusted by the Calculation Agent for
                                      stock splits, or stock dividends relating
                                      to the Shares), or (iii) securities or
                                      share capital of another issuer acquired
                                      or owned (directly or indirectly) by Party
                                      B as a result of a spin-off or other
                                      similar transaction or (iv) any other type
                                      of securities (other than Shares, which
                                      may constitute a Potential Adjustment
                                      Event), rights or warrants or other
                                      assets, in any case for payment (cash or
                                      other consideration) at less than the
                                      prevailing market price as determined by
                                      Party A.

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       Additional Representations,    In addition to the representations set
       Warranties  and Agreements     forth in the Agreement, Party B further
       of Party B:                    represents, warrants and agrees that;

                                      (a) It is not entering into this
                                      Transaction on behalf of or for the
                                      accounts of any other person or entity,
                                      and will not transfer or assign its
                                      obligations under this Transaction or any
                                      portion of such obligations to any other
                                      person or entity except in compliance with
                                      applicable laws and the terms of this
                                      Transaction.

                                      (b) If Party B purchases any Shares
                                      pursuant to this Transaction, such
                                      purchase(s) will comply with (i) all laws
                                      and regulations applicable to it and (ii)
                                      all contractual obligations of Party B.

                                      (c) At all times until termination of this
                                      Transaction, Party B is an "eligible
                                      contract participant" as the term is
                                      defined in the Commodity Futures
                                      Modernization Act of 2000.

                                      (d) Any Shares, when issued and delivered
                                      in accordance with the terms of the
                                      Transaction, will be duly authorized and
                                      validly issued, fully paid and
                                      nonassessable, and the issuance thereof
                                      will not be subject to any preemptive or
                                      similar rights.

                                      (e) Party B has reserved and will keep
                                      available, free from preemptive rights,
                                      out of its authorized but unissued Shares,
                                      solely for the purpose of issuance upon
                                      settlement of the Transaction as herein
                                      provided the full number of Shares as
                                      shall then be issuable upon Physical
                                      Settlement of the Transaction. For the
                                      avoidance of doubt, the parties hereto
                                      acknowledge that such number of reserved
                                      shares does not need to exceed the Number
                                      of Shares. All Shares so issuable upon
                                      Physical Settlement or Net Physical
                                      Settlement of the Transaction shall, upon
                                      such issuance, be accepted for listing on
                                      the Exchange.

                                      (f) Party B agrees not to repurchase any
                                      Shares if, immediately following such
                                      repurchase, the Number of Shares would be
                                      equal to or greater than 4.0% of the
                                      number of then-outstanding Shares.

                                      (g) Party B is not insolvent, nor will
                                      Party B be rendered insolvent as a result
                                      of this Transaction.

                                      (h) Neither Party A nor any of its
                                      affiliates has advised Party B with
                                      respect to any legal, regulatory, tax,
                                      accounting or economic consequences
                                      arising from this Transaction, and neither
                                      Party A nor any of

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                                      its affiliates is acting as agent (other
                                      than BS&C as dual agent if specified
                                      above), or advisor for Party B in
                                      connection with this Transaction.

                                      (i) Each of Party B's required filings
                                      under the Securities Act (as defined
                                      below) and the Securities Exchange Act of
                                      1934, as amended (the "Exchange Act") have
                                      been filed and that, as of the respective
                                      dates thereof, such filings (when
                                      considered together with the Issuer's
                                      filings under the Exchange Act) did not
                                      include any untrue statement of a material
                                      fact or omit to state any material fact
                                      required to be stated therein or necessary
                                      to make the statements therein not
                                      misleading. It is not entering into this
                                      Transaction while in possession of
                                      material non-public information concerning
                                      the business, operations or prospects of
                                      the Issuer.

                                      (j) It is not entering into this
                                      Transaction to create actual or apparent
                                      trading activity in the Shares (or any
                                      security convertible into or exchangeable
                                      for Shares), to manipulate the price of
                                      the Shares (or any security convertible
                                      into or exchangeable for Shares) or to
                                      facilitate a distribution of Shares (or
                                      any security convertible into or
                                      exchangeable for Shares).

                                      (k) It has not entered into any obligation
                                      that would contractually limit it from
                                      effecting its performance of the
                                      transactions contemplated hereby and it
                                      agrees not to enter into any such
                                      obligation during the term of this
                                      Transaction.

                                      (l) The Transaction has been approved by
                                      its board of directors and that such
                                      Transaction has been publicly disclosed.

        Registration:                 (a) A registration statement
                                      ("REGISTRATION STATEMENT"), which shall be
                                      a shelf registration statement filed
                                      pursuant to Rule 415 under the Securities
                                      Act of 1933, as amended (the "SECURITIES
                                      ACT"), and a prospectus thereunder (the
                                      "PROSPECTUS"), covering the public sale of
                                      the Number of Shares hereunder shall have
                                      been filed with, and become effective
                                      pursuant to the rules of, the Securities
                                      and Exchange Commission no later than one
                                      Exchange Business Day prior to the Trade
                                      Date, and such Registration Statement
                                      shall continue to be in effect and such
                                      Prospectus shall be legally usable at all
                                      times (other than the period commencing on
                                      the first day of each fiscal quarter of
                                      the Issuer to the day of the Earnings
                                      Announcement; provided that solely

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                                      for the first fiscal quarter of 2006 such
                                      period shall commence on January 7, 2006,
                                      and during such other periods when Party B
                                      notifies Party A that it is in possession
                                      of material non-public information that
                                      the board of directors of Party B has
                                      determined would be in the best interests
                                      of Party B not to disclose publicly) to
                                      and including the date that Party A or
                                      it's affiliate(s) has fully and completely
                                      established its hedge by selling an amount
                                      of Shares equal to the Number of Shares
                                      under such Registration Statement and such
                                      Prospectus.

                                      (b) The contents of such Registration
                                      Statement and Prospectus (including,
                                      without limitation, any sections
                                      describing the plan of distribution) shall
                                      be reasonably satisfactory to Party A and
                                      such affiliate(s),

                                      (c) Party A and such affiliate(s) shall
                                      have been afforded a reasonable
                                      opportunity to conduct a due diligence
                                      investigation with respect to Party B
                                      customary in scope for transactions
                                      pursuant to which such affiliate acts as
                                      an underwriter of equity securities and
                                      the results of such investigation are
                                      satisfactory to Party A or such affiliate,
                                      in its respective discretion, and

                                      (d) As of the Trade Date, the Underwriting
                                      Agreement shall have been entered into
                                      with Party A in connection with the public
                                      resale by Party A of the Shares comprising
                                      Party A's hedge.

        Covenant of Party B:          The parties acknowledge and agree that any
                                      Shares delivered by Party B to Party A on
                                      any Settlement Date and returned by Party
                                      A to securities lenders from whom Party A
                                      borrowed Shares in connection with hedging
                                      its exposure to the Transaction will be
                                      freely saleable without further
                                      registration or other restrictions under
                                      the Securities Act, in the hands of those
                                      securities lenders. Accordingly, Party B
                                      agrees that the Shares that it delivers to
                                      Party A on the Settlement Date will not
                                      bear a restrictive legend and that such
                                      Shares will be deposited in, and the
                                      delivery thereof shall be effected through
                                      the facilities of, the Clearance System.

        Private Placement Procedures: If Party B is unable to comply with the provisions of "Covenant of Party B" above
                                      because of a change in law, or Party A
                                      otherwise determines that in its
                                      reasonable opinion any Shares or Share
                                      Termination Delivery Units to be delivered
                                      to Party A by Party B hereunder may not be
                                      freely returned by Party A to

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                                      securities lenders as described under
                                      "Covenant of Party B" above, then delivery
                                      of any such Shares or Share Termination
                                      Delivery Units (the "PRIVATE SECURITIES")
                                      shall be effected pursuant to this
                                      provision, unless waived by Party A.

                                      If Party B delivers the Private Securities
                                      pursuant to this provision (a "PRIVATE
                                      PLACEMENT SETTLEMENT"), then delivery of
                                      Private Securities by Party B shall be
                                      effected pursuant to the private placement
                                      procedures set forth in Annex B; provided
                                      that Party B shall not effect a Private
                                      Placement Settlement if, on the date of
                                      any anticipated delivery as set forth
                                      hereunder, it has taken, or caused to be
                                      taken, any action that would make
                                      unavailable either the exemption pursuant
                                      to Section 4(2) of the Securities Act for
                                      the sale by Party B to Party A (or any
                                      affiliate designated by Party A) of the
                                      Private Securities or the exemption
                                      pursuant to Section 4(1) or Section 4(3)
                                      of the Securities Act for resales of the
                                      Private Securities by Party A (or any such
                                      affiliate of Party A), in which case such
                                      delivery shall be delayed until, in the
                                      opinion of Party A, such exemptions are
                                      available and Party A may make an
                                      adjustment to the number of Private
                                      Securities to be delivered to account for
                                      any such delay.

   Maximum Share Delivery:            Notwithstanding any other provision of
                                      this Confirmation, in no event will Party
                                      B be required to deliver more than
                                      5,000,000 Shares to Party A (as adjusted
                                      by the Calculation Agent for any stock
                                      splits, stock dividends or similar
                                      events).

    No Collateral:                    Notwithstanding any other provision of the
                                      Agreement or any other agreement between
                                      the parties to the contrary, the
                                      obligations of Party A and Party B
                                      hereunder are not secured by any
                                      collateral.

    Status of Claims in Bankruptcy:   Party A acknowledges and agrees that this
                                      Confirmation is not intended to convey to
                                      Party A rights with respect to the
                                      transactions contemplated hereby that are
                                      senior to the claims of ordinary
                                      shareholders in any bankruptcy proceedings
                                      of Party B; provided, however, that
                                      nothing herein shall limit or shall be
                                      deemed to limit Party A's right to pursue
                                      remedies in the event of a breach by Party
                                      B of its obligations and agreements with
                                      respect to this Confirmation and the
                                      Agreement. For the avoidance of doubt,
                                      nothing in this Confirmation shall limit
                                      the claim of Party A in any bankruptcy
                                      proceedings of Party B in respect of any
                                      debt obligations held by Party A.

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    Alternative Calculations and
      Payment on Early
      Termination and on Certain
      Extraordinary Events:           If, in respect of the Transaction, an
                                      amount is payable by Party A to Party B,
                                      (i) pursuant to Sections 12.2, 12.3, 12.6,
                                      12.7 or 12.9 of the Equity Definitions
                                      (except in the event of a Nationalization,
                                      Insolvency, Tender Offer or a Merger
                                      Event, in each case, in which the
                                      consideration to be paid to holders of
                                      Shares consists solely of cash) or (ii)
                                      pursuant to Section 6(d)(ii) of the
                                      Agreement (except in the event of an Event
                                      of Default in which Party B is the
                                      Defaulting Party or a Termination Event in
                                      which Party B is the Affected Party that
                                      resulted from an event or events outside
                                      Party B's control) (a "Payment
                                      Obligation"), Party B shall have the
                                      right, in its sole discretion, to satisfy
                                      or, if applicable, require Party A to
                                      satisfy any such Payment Obligation by the
                                      Share Termination Alternative (as defined
                                      below) by giving irrevocable telephonic
                                      notice to Party A, confirmed in writing
                                      within one Currency Business Day, no later
                                      than 4:00 p.m. New York local time on the
                                      Merger Date, Tender Offer Date,
                                      Announcement Date or Early Termination
                                      Date, as applicable ("Notice of Share
                                      Termination"). Upon Notice of Share
                                      Termination the following provisions shall
                                      apply:

    Share Termination Alternative:    Applicable and means that Party A shall
                                      deliver to Party B the Share Termination
                                      Delivery Property on the date when the
                                      Payment Obligation would otherwise be due
                                      pursuant to Section 12.7 or 12.9 of the
                                      Equity Definitions or Section 6(d)(ii) and
                                      6(e) of the Agreement, as applicable or
                                      such later date as the Calculation Agent
                                      may determine (the "SHARE TERMINATION
                                      PAYMENT DATE"), in satisfaction of the
                                      Payment Obligation.

    Share Termination Delivery
       Property:                      A number of Share Termination Delivery
                                      Units, as calculated by the Calculation
                                      Agent, equal to the Payment Obligation
                                      divided by the Share Termination Unit
                                      Price. The Calculation Agent shall adjust
                                      the Share Termination Delivery Property by
                                      replacing any fractional portion of a
                                      security therein with an amount of cash
                                      equal to the value of such fractional
                                      security based on the values used to
                                      calculate the Share Termination Unit
                                      Price.

    Share Termination Unit Price:     The value to Party A of property contained
                                      in one Share Termination Delivery Unit on
                                      the date such Share Termination Delivery
                                      Units are to be delivered as Share
                                      Termination Delivery Property, as
                                      determined by the Party A in its

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                                      discretion by commercially reasonable
                                      means and notified by the Calculation
                                      Agent to Party A at the time of
                                      notification of the Payment Obligation
                                      and, if such value is insufficient or
                                      incorrect, from time to time thereafter..

Share Termination Delivery Unit:      In the case of a Termination Event or
                                      Event of Default, one Share or, in the
                                      case of Nationalization, Insolvency or
                                      Merger Event or Tender Offer, a unit
                                      consisting of the number or amount of each
                                      type of property received by a holder of
                                      one Share (without consideration of any
                                      requirement to pay cash or other
                                      consideration in lieu of fractional
                                      amounts of any securities) in such
                                      Nationalization, Insolvency, Merger Event
                                      or Tender Offer, as determined by the
                                      Calculation Agent. If a Share Termination
                                      Delivery Unit consists of property other
                                      than cash or New Shares and if Party B
                                      provides irrevocable written notice to the
                                      Calculation Agent on or prior to the
                                      Merger Date that it elects to have Party A
                                      deliver cash, New Shares or a combination
                                      thereof (in such proportion as Party B
                                      designates) in lieu of such other
                                      property, the Calculation Agent will
                                      replace such property with cash, New
                                      Shares or a combination thereof as
                                      components of a Share Termination Delivery
                                      Unit in such amounts, as determined by the
                                      Calculation Agent in its discretion by
                                      commercially reasonable means, as shall
                                      have a value equal to the value of the
                                      property so replaced. If such
                                      Nationalization, Insolvency, Merger Event
                                      or Tender Offer involves a choice of
                                      consideration to be received by holders,
                                      such holder shall be deemed to have
                                      elected to receive the maximum possible
                                      amount of cash.

  Failure to Deliver:                 Applicable

  Other applicable provisions:        If the Transaction is to be Share
                                      Termination Settled, the provisions of
                                      Sections 9.8, 9.9, 9.10, 9.11 and 9.12 (as
                                      modified above) of the Equity Definitions
                                      will be applicable, except that all
                                      references in such provisions to
                                      "Physically-Settled" shall be read as
                                      references to "Share Termination Settled"
                                      and all references to "Shares" shall be
                                      read as references to "Share Termination
                                      Delivery Units". "Share Termination
                                      Settled" in relation to a Transaction
                                      means that Share Termination

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                                      Settlement is applicable to the
                                      Transaction.

      Limit on Beneficial Ownership:  Notwithstanding any other provisions hereof, Party A shall not be entitled to
                                      receive Shares hereunder (whether in
                                      connection with the purchase of Shares on
                                      the Settlement Date or otherwise) to the
                                      extent (but only to the extent) that such
                                      receipt would result in Party A and its
                                      affiliates beneficially owning (as such
                                      term is defined for purposes of Section
                                      13(d) of the Exchange Act) at any time in
                                      excess of 4.9% of the outstanding Shares.
                                      Any purported delivery hereunder shall be
                                      void and have no effect to the extent (but
                                      only to the extent) that such delivery
                                      would result in Party A and its affiliates
                                      directly or indirectly so beneficially
                                      owning in excess of 4.9% of the
                                      outstanding Shares. If any delivery owed
                                      to Party A hereunder is not made, in whole
                                      or in part, as a result of this provision,
                                      Party B's obligation to make such delivery
                                      shall not be extinguished and Party B
                                      shall make such delivery as promptly as
                                      practicable after, but in no event later
                                      than one Exchange Business Day after,
                                      Party A gives notice to Party B that such
                                      delivery would not result in Party A and
                                      its affiliates directly or indirectly so
                                      beneficially owning in excess of 4.9% of
                                      the outstanding Shares.

      Bankruptcy                      Code: Without limiting any other
                                      protections under the Bankruptcy Code
                                      (Title 11 of the United States Code) (the
                                      "Bankruptcy Code"), the Parties hereto
                                      intend for:

                                      (a) This Transaction and the Agreement to
                                      be a "swap agreement" as defined in the
                                      Bankruptcy Code, and the parties hereto to
                                      be entitled to the protections afforded
                                      by, among other Sections, Section 560 of
                                      the Bankruptcy Code.

                                      (b) A party's right to liquidate this
                                      Transaction and to exercise any other
                                      remedies upon the occurrence of any Event
                                      of Default or Termination Event under the
                                      Agreement or this Transaction to
                                      constitute a "contractual right" as
                                      described in Section 560 of the Bankruptcy
                                      Code.

                                      (c) All payments for, under or in
                                      connection with this Transaction or the
                                      Agreement, all payments for any securities
                                      or other assets and the transfer of such
                                      securities or other assets to constitute
                                      "transfers" under a "swap agreement" as
                                      defined in the Bankruptcy Code.

      Right to Extend:                Party A may extend, for as long as
                                      it is reasonably necessary, any Settlement
                                      Date or any other date of

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                                      delivery by Party A, with respect to some
                                      or all of the Shares hereunder, if Party A
                                      determines, in its reasonable discretion,
                                      that such extension is reasonably
                                      necessary to enable Party A to effect
                                      purchases of Shares in connection with its
                                      hedging activity hereunder in a manner
                                      that would, if Party A were Party B or an
                                      affiliated purchaser of Party B, be in
                                      compliance with applicable legal and
                                      regulatory requirements.

     Addresses for Notices:           For the purpose of Section 12(a) of the
                                      Agreement:

                                      Address for notices or communications to
                                      Party A:

                                      Address:          Bear, Stearns
                                                        International Limited
                                                        One Canada Square
                                                        London, England
                                      Attention:        Legal Department

                                      With a copy to:   Bear, Stearns & Co. Inc.

                                      Address:          383 Madison Avenue
                                                        New York, NY 10179
                                                        Attention:  Pat Dempsey
                                      Telephone No.:    (212) 272-0550
                                      Facsimile No.:    (212) 272-4022

                                      Address for notices or communications to
                                      Party B:

                                      Address:         Crown House, Third Floor
                                                       4 Par-la-Ville Road
                                                       Post Office Box HM 2939
                                                       Hamilton HM MX, Bermuda
                                      Attention:        Dean E. Miller
                                      Telephone No.:    (441) 298-4395
                                      Facsimile No.:    (441) 295-7576

     Office:                          For the purposes of this Transaction,
                                      Party A is not a Multibranch Party, and
                                      Party B is not a Multibranch Party.

     Transfer:                        Notwithstanding Section 7 of the
                                      Agreement, Party A may assign its rights
                                      and obligations under this Transaction, in
                                      whole and not in part, to any Affiliate of
                                      The Bear Stearns Companies Inc. ("BSCI ")
                                      effective upon delivery to Party B of the
                                      full unconditional guarantee by BSCI, in
                                      favor of Party B, of the obligations of
                                      such Affiliate; provided, however, any
                                      provision to the contrary in the
                                      Agreement, when executed, shall take
                                      precedence over this election.

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        Payments on Early
          Termination:                Party A and Party B agree that for this
                                      Transaction, for the purposes of Section
                                      6(e) of the Agreement, Loss and the Second
                                      Method will apply

        Governing Law:                The laws of the State of New York (without
                                      reference to choice of law doctrine).

        Guarantee:                    The Guarantee of BSCI, which will be a
                                      Credit Support Document and which Party A
                                      will provide upon execution of this
                                      Confirmation. BSCI will be a Credit
                                      Support Provider with respect to Party A.

        Termination Currency:         USD

        Calculation Agent:            Bear, Stearns International Limited

        Waiver of Jury Trial:         Each party waives, to the fullest extent
                                      permitted by applicable law, any right it
                                      may have to a trial by jury in respect of
                                      any suit, action or proceeding relating to
                                      the Transaction. Each party (i) certifies
                                      that no representative, agent or attorney
                                      of the other party has represented,
                                      expressly or otherwise, that such other
                                      party would not, in the event of such a
                                      suit, action or proceeding, seek to
                                      enforce the foregoing waiver and (ii)
                                      acknowledges that it and the other party
                                      have been induced to enter into the
                                      Transaction, as applicable, by, among
                                      other things, the mutual waivers and
                                      certifications provided herein.

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THE SECURITIES REPRESENTED BY THE CONFIRMATION HAVE BEEN ACQUIRED FOR INVESTMENT
AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR
ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES LAWS; SUCH SECURITIES MAY
NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF APPROPRIATE REGISTRATION
UNDER SUCH SECURITIES LAWS OR EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT
TO THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES LAWS.

Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number
(212) 272-9857 (United States of America), Attention: Documentation.

Yours sincerely,                                Accepted and agreed to:

BEAR, STEARNS & CO. INC.,                       SCOTTISH RE GROUP LIMITED
AS AGENT FOR BEAR, STEARNS INTERNATIONAL
LIMITED

By:   /s/ James D. Kern                         By:    /s/ Paul Goldean
      -------------------------------                  -------------------------
Name:  James D. Kern                            Name:   Paul Goldean
Title: Authorized Signatory                     Title:  EVP General Counsel

Execution time will be furnished upon Counterparty's written request.

                                       23

                                                                        ANNEX A

                             SCHEDULE OF NUMBER OF COMPONENTS AND VALUATION DATES

Component No.                                      Valuation Date                        Number of Shares
-------------                                      --------------                        ----------------

        1                                         NOVEMBER 15, 2006                            54,824
        2                                         NOVEMBER 16, 2006                            54,824
        3                                         NOVEMBER 19, 2006                            54,824
        4                                         NOVEMBER 20, 2006                            54,824
        5                                         NOVEMBER 21, 2006                            54,824
        6                                         NOVEMBER 22, 2006                            54,824
        7                                         NOVEMBER 27, 2006                            54,824
        8                                         NOVEMBER 28, 2006                            54,824
        9                                         NOVEMBER 29, 2006                            54,824
       10                                         NOVEMBER 30, 2006                            54,824
       11                                         DECEMBER 1, 2006                             54,824
       12                                         DECEMBER 4, 2006                             54,824
       13                                         DECEMBER 5, 2006                             54,824
       14                                         DECEMBER 6, 2006                             54,825
       15                                         DECEMBER 7, 2006                             54,825
       16                                         DECEMBER 8, 2006                             54,825
       17                                         DECEMBER 11, 2006                            54,825
       18                                         DECEMBER 12, 2006                            54,825
       19                                         DECEMBER 13, 2006                            54,825
       20                                         DECEMBER 14, 2006                            54,825
       21                                         DECEMBER 15, 2006                            54,825
       22                                         DECEMBER 18, 2006                            54,825
       23                                         DECEMBER 19, 2006                            54,825
       24                                         DECEMBER 20, 2006                            54,825
       25                                         DECEMBER 21, 2006                            54,825
       26                                         DECEMBER 22, 2006                            54,825
       27                                         DECEMBER 26, 2006                            54,825
       28                                         DECEMBER 27, 2006                            54,825
       29                                         DECEMBER 28, 2006                            54,825
       30                                         DECEMBER 29, 2006                            54,825

                                       24

Reference Number: NY42772
Scottish Re Group Limited
December 15, 2005

                                                                        ANNEX B

                          PRIVATE PLACEMENT PROCEDURES

        (a) Party B shall afford Party A, and any potential buyers of the
Private Securities designated by Party A a reasonable opportunity to conduct a due diligence investigation with respect to Party B customary in scope for private offerings of such type of securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of Party B and the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them), and Party A (or any such potential buyer) shall be satisfied in all material respects with such opportunity and with the resolution of any disclosure issues arising from such due diligence investigation of Party B.

        (b) Prior to or contemporaneously with the determination of the Private
Placement Price (as described below), Party B shall enter into an agreement (a
"PRIVATE PLACEMENT AGREEMENT") with Party A (or any affiliate of Party A designated by Party A) providing for the purchase and resale by Party A (or such affiliate) in a private placement (or other transaction exempt from registration under the Securities Act) of the Private Securities, which agreement shall be on commercially reasonable terms and in form and substance reasonably satisfactory to Party B and Party A (or such affiliate) and (without limitation of the foregoing) shall:

                     (i) contain customary restrictions on Party A's ability to dispose of the Private Securities other than pursuant to a registration statement or an applicable exemption from the registration requirements of the Securities Act;

                     (ii) contain indemnification and contribution provisions in connection with the potential liability of Party A and its affiliates relating to the resale by Party A (or such affiliate) of the Private Securities;

                     (iii) provide for the delivery of related certificates and representations, warranties and agreements of Party B, including those necessary or advisable to establish and maintain

            the availability of an exemption from the registration requirements of the Securities Act for Party A and resales of the Private
            Securities by Party A (or such affiliate); and

                     (iv) provide (i) for the delivery to Party A (or such
            affiliate) of customary opinions of counsel (including, without limitation, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Private
            Securities and the availability of an exemption from the
            registration requirements of the Securities Act for Party A (such opinions being subject to the satisfaction of safe harbor
            requirements relating to such exemption and the adequacy of the terms of the Private Placement Agreement with respect to such exemption), and (ii) for the delivery to Party A (or such affiliate)
            of negative assurance with respect to material misstatements or omissions in filings by Party B under the Exchange Act identified by such counsel.

                                       25

Reference Number: NY42772
Scottish Re Group Limited
December 15, 2005

        (c) Party A shall determine the Private Placement Price (or, in the case of alternative termination settlement, the Termination Price) in its discretion by commercially reasonable means, which may include (without limitation):

                     (i) basing such price on indicative bids from investors;

                     (ii) taking into account any factors that are customary in pricing private sales and any and all risks and costs in connection with the resale of the Private Securities by Party A (or any affiliate of Party A designated by Party A), including, without limitation, a reasonable placement fee or spread to be retained by
            Party A (or such affiliate); and

                     (iii) providing for the payment by Party B of all fees and expenses in connection with such sale and resale, including all fees and expenses of counsel for Party A or such affiliate.

        (d) Party A shall notify Party B of the number of Private Securities required to be delivered by Party B and the Private Placement Price (or, in the
case of alternative termination settlement, the Termination Price) by 6:00 p.m.
on the day such price is determined.

        (e) Party B expressly agrees and acknowledges that the public disclosure of all material information relating to Party B is within Party B's control and that Party B shall promptly so disclose all such material information during the period from the Expiration Date to and including the Settlement Date.

Party B agrees to use its best efforts to make any filings required to be made by it with the SEC, any securities exchange or any other regulatory body with respect to the issuance of the Private Securities.

                                       26